UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): February 2, 2016

WestRock Company

(Exact name of registrant as specified in charter)

Delaware	001-37484	47-3335141
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

501 South 5th Street, Richmond, VA	23219
(Address of principal executive offices)	(Zip Code)

804) 444-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a vote of Security Holders

(a) Annual Meeting of Shareholders

The Company held its annual meeting of shareholders on February 2, 2016 at which we submitted the following matters to a vote of our shareholders:

(b) Election of Directors

Votes cast for or withheld regarding fourteen individuals nominated for election to serve on our board of directors for a term expiring in 2017 were as follows:

	For	Against	Withheld	Broker Non-Vote
Timothy J. Bernlohr	205,998,060	2,925,040	790,881	14,581,561
J. Powell Brown	208,108,386	810,634	794,961	14,581,561
Michael E. Campbell	207,986,503	954,067	773,411	14,581,561
Terrell K. Crews	208,116,434	806,888	790,659	14,581,561
Russell M. Currey	207,739,117	1,188,473	786,391	14,581,561
G. Stephen Felker	207,869,079	1,042,449	802,453	14,581,561
Lawrence L. Gellerstedt III	207,250,960	1,672,196	790,825	14,581,561
John A. Luke, Jr	206,326,974	2,584,280	802,727	14,581,561
Gracia C. Martore	207,552,897	1,385,010	776,074	14,581,561
James E. Nevels	207,340,908	1,569,556	803,517	14,581,561
Timothy H. Powers	207,509,568	1,424,478	779,935	14,581,561
Steven C. Voorhees	208,085,382	828,183	800,416	14,581,561
Bettina M. Whyte	206,221,777	2,695,981	796,223	14,581,561
Alan D. Wilson	204,933,313	4,001,936	778,732	14,581,561

(c) Other Matters

Votes cast for or against, as well as the number of abstentions and broker non-votes regarding each other matter voted upon at the meeting, were as follows:

	For	Against	Abstain	Broker Non-Vote
Approve the adoption of the WestRock Company Employee Stock Purchase Plan	207,128,641	1,201,788	1,383,552	14,581,561
Approve the adoption of the WestRock Company 2016 Incentive Stock Plan	194,921,742	13,784,731	1,007,507	14,581,562
Ratify the appointment of Ernst & Young LLP to Serve as independent registered public accounting firm of Rock-Tenn Company	222,173,662	1,487,024	634,856
Advisory vote on executive compensation	205,355,979	3,275,319	1,082,683	14,581,561

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTROCK COMPANY
(Registrant)

Date: February 3, 2016	By: /s/ Robert B. McIntosh
Robert B. McIntosh
Executive Vice-President, General Counsel
And Secretary